SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box:	x o

o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
o	Definitive Proxy Statement
x	Definitive Additional Materials
o	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

American Independence Funds Trust
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

XXX	No Fee Required
Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total Fee Paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the
	filing	for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Your Response is greatly needed.

May 10, 2016

Dear Valued Shareholder:

We recently mailed you proxy materials related to the upcoming special meeting of shareholders of your fund, the Rx Dynamic Stock Fund (formerly, the American Independence Stock Fund). The enclosed copy of your proxy card lists several items up for vote that are vital to the business of the Fund.

Please take a moment now to cast your important proxy vote. It is critical to the Fund that we receive your shareholder vote prior to the special meeting scheduled for May 27th. If you have voted since the time of this mailing, thank you very much for your participation.

More information regarding this special meeting and the proposal can be found in the proxy statement. If you would like another copy of the proxy statement or have proxy-related questions, please call 1-866-296-8019 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

John J. Pileggi
President
American Independence Funds Trust

Here are four convenient methods for voting your proxy:

1.	Vote with a Telephone Voting Representative. You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-296-8019. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.
2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.
3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.
4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

If convenient for you, please utilize one of the first three options above to insure that your response is received in time for the special meeting on May 27th.

1345 Avenue of the Americas, 2nd Floor, New York, NY 10105

NOBO

Your Response is greatly needed.

May 10, 2016

Dear Valued Shareholder:

We recently mailed you proxy materials related to the upcoming special meeting of shareholders of your fund, the Rx Dynamic Stock Fund (formerly, the American Independence Stock Fund). The enclosed copy of your proxy card lists several items up for vote that are vital to the business of the Fund.

Please take a moment now to cast your important proxy vote. It is critical to the Fund that we receive your shareholder vote prior to the special meeting scheduled for May 27th. If you have voted since the time of this mailing, thank you very much for your participation.

More information regarding this special meeting and the proposal can be found in the proxy statement. If you would like another copy of the proxy statement or have proxy-related questions, please call 1-866-296-8019 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

John J. Pileggi
President
American Independence Funds Trust

Here are three convenient methods for voting your proxy:

1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.
2.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.
3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

If convenient for you, please utilize one of the first three options above to insure that your response is received in time for the special meeting on May 27th.

1345 Avenue of the Americas, 2nd Floor, New York, NY 10105

OBO